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                                                                   Exhibit 10.61

February 6, 2001

Wallace G.K. Chin
President
Kamehameha Activities Association
567 South King Street, Suite 301
Honolulu, HI 96813

The Trustees of the Estate of Bernice Pauahi Bishop
P.O. Box 3466
567 South King Street, Suite 200
Honolulu, HI 96813

Dear Mr. Chin and Bishop Estate Trustees:

      This letter (this "Letter Agreement") sets forth the agreement among Kamehameha Activities Association ("KAA" or "Knight"), The Trustees of the Estate of Bernice Pauahi Bishop (the "Bishop Estate") and The Goldman Sachs Group, Inc. ("GS Inc.") with respect to certain matters. Reference is made to
(i) the Subscription Agreement, dated as of April 24, 1992 (as amended from time to time, the "1992 Subscription Agreement"), among the Bishop Estate, Pauahi Holdings Corporation ("Knight's Parent") and Royal Hawaiian Shopping Center, Inc. ("RHSC"), which transferred all its interests in The Goldman Sachs Group, L.P. ("Group LP") to KAA pursuant to an Assumption Agreement, dated July 15, 1998 (the "Assumption Agreement"), between KAA and RHSC for the benefit of Group LP, (ii) the Subscription Agreement, dated as of November 21, 1994 (as amended from time to time, the "1994 Subscription Agreement" and, collectively with the 1992 Subscription Agreement, the "Subscription Agreements"), among the Bishop Estate, Knight's Parent and RHSC and Group LP, (iii) the Registration Rights Agreement, dated as of April 24, 1992 (as amended from time to time, the "Registration Rights Agreement"), between RHSC and Group LP, as amended by Amendment No. 1 thereto dated November 21, 1994, (iv) the Letter Agreement, dated March 15, 1999 (as amended from time to time, the "1999 Letter Agreement"), between KAA and Group LP, (v) the Amendment to the Letter Agreement, dated April 30, 1999 (the "1999 Letter Agreement Amendment"), among KAA, the Bishop Estate, Group LP and GS Inc. and (vi) the Amendment to the Letter Agreement, dated August 1, 2000 (the "2000 Letter Agreement Amendment" and, together with the 1999 Letter Agreement and the 1999 Letter Agreement Amendment, the "Letter Agreement"), among KAA, the Bishop Estate and GS Inc. KAA has assumed all of RHSC's rights and obligations under the Subscription Agreements and the Registration Rights Agreement pursuant to the Assumption Agreement. This Letter Agreement shall
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Kamehameha Activities Association
February 6, 2001
Page 2

be a modification of and an amendment to the Subscription Agreements, the Registration Rights Agreement and the Letter Agreement, to the extent set forth herein.

      Pursuant to Section 4(c) of the 1999 Letter Agreement, KAA has made a request of GS Inc. that KAA be permitted to dispose of shares of common stock, par value $.01 per share (the "Common Stock"), of GS Inc. pursuant to Rule 144 under the Securities Act of 1933, as amended (each, a "Rule 144 Sale"). Accordingly, the parties hereby agree as follows:

            1. Future Dispositions of Common Stock by KAA. The number of shares that KAA shall have a right to dispose of without the consent of GS Inc. pursuant to Section 4(a)(2) of the Letter Agreement for the twelve-month period commencing May 7, 2001 shall be reduced by the number of shares of common stock sold in the Rule 144 Sales.

            2. Agreements Otherwise Unimpaired. Except as expressly provided in this Letter Agreement, the Subscription Agreements, the Registration Rights Agreement, the Letter Agreement and any other agreements between or among the parties to this Letter Agreement shall not be modified, impaired or affected by the execution and delivery of this Letter Agreement.

            3. Successors and Assigns. This Letter Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

            4. Governing Law. This Letter Agreement is being entered into and is intended to be performed in the State of New York and will be construed and enforced in accordance with and governed by the laws of the State of New York.

            5. Counterparts. This Letter Agreement may be executed simultaneously in several counterparts, each of which is an original, but all of which together shall constitute one instrument.
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            Please indicate your agreement to the terms of this letter by signing in the space provided below.

                        THE GOLDMAN SACHS GROUP, INC.


                        By: /s/ Dan H. Jester
                            ------------------------
                            Name: Dan H. Jester
                            Title: Authorized Person

Accepted and Agreed to as of the date first above written:

KAMEHAMEHA ACTIVITIES ASSOCIATION

By: /s/ Wallace G.K. Chin
    -------------------------
    Name: Wallace G.K. Chin
    Title: President

By: /s/ Wendell F. Brooks, Jr.
    ------------------------------
    Name: Wendell F. Brooks, Jr.
    Title: Vice President

THE TRUSTEES OF THE ESTATE OF BERNICE PAUAHI BISHOP


By: /s/ Robert Kalani Uichi Kihune
    ----------------------------------


By: /s/ Diane J. Plotts
    ----------------------------------


By: /s/ Constance Hee Lau
    ----------------------------------